Exhibit 4.2

NETFLIX, INC.
as Issuer

AND

Computershare Trust Company, National Association,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of August 1, 2024

$1,000,000,000 of 4.90% Senior Notes due 2034
$800,000,000 of 5.40% Senior Notes due 2054

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) is dated as of August 1, 2024 between NETFLIX, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns, the “Trustee”).

RECITALS

A.
The Company and the Trustee executed and delivered an Indenture, dated as of July 29, 2024, (the “Base Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness (“Securities”).

B.
Pursuant to a Board Resolution, the Company has authorized the issuance of $1,000,000,000 principal amount of 4.90% Senior Notes due 2034 (the “2034 Notes”) and $800,000,000 principal amount of 5.40% Senior Notes due 2054 (the “2054 Notes,” and together with the 2034 Notes, the “Notes”).

C.
The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.
The Company desires to enter into this Supplemental Indenture to establish the terms of the Notes in accordance with Section 2.2 of the Base Indenture and to establish the form of the Notes in accordance with Section 2.3 of the Base Indenture.

E.
All things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1
Terms of the Notes.

The following terms relate to the Notes:

(a)
The 2034 Notes shall constitute a series of Securities having the title “4.90% Senior Notes due 2034” and the 2054 Notes shall constitute a separate series of Securities having the title “5.40% Senior Notes due 2054”.

(b)
The aggregate principal amount of the 2034 Notes (the “Initial 2034 Notes”) that may be initially authenticated and delivered under the Indenture shall be $1,000,000,000, and the aggregate principal amount of the 2054 Notes (the “Initial 2054 Notes”) that may be initially authenticated and delivered under the Indenture shall be $800,000,000.  The Company may from time to time, without the consent of the holders of Notes, issue additional 2034 Notes (in any such case, “Additional 2034 Notes”) or additional 2054 Notes (in any such case, “Additional 2054 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2034 Notes or the Initial 2054 Notes, as the case may be.  Any Additional 2034 Notes and the Initial 2034 Notes, and any Additional 2054 Notes and the Initial 2054 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2034 Notes shall include the Initial 2034 Notes and any Additional 2034 Notes, and all references to the 2054 Notes shall include the Initial 2054 Notes and any Additional 2054 Notes, unless the context otherwise requires; provided that unless such Additional 2034 Notes or Additional 2054 Notes are issued pursuant to a “qualified reopening” of the Initial 2034 Notes or the Initial 2054 Notes, respectively, or are otherwise treated as part of the same “issue” of debt instruments as the Initial 2034 Notes or the Initial 2054 Notes, respectively, or are issued with no more than a de minimis amount of original discount, in each case, for U.S. federal income tax purposes, the Additional 2034 Notes or Additional 2054 Notes, as applicable, shall have a separate CUSIP number or, in connection with any physical notes, no CUSIP number.  The aggregate principal amount of the Additional 2034 Notes and Additional 2054 Notes shall be unlimited.

(c)
The entire outstanding principal of the 2034 Notes shall be payable on August 15, 2034, and the entire outstanding principal of the 2054 Notes shall be payable on August 15, 2054.

(d)
The rate at which the 2034 Notes shall bear interest shall be 4.90% per year and the rate at which the 2054 Notes shall bear interest shall be 5.40% per year.  The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from August 1, 2024.  The Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, beginning February 15, 2025.  Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the February 1 and August 1 prior to each Interest Payment Date (a “regular record date”).  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(e)
The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York.  The 2034 Notes shall be substantially in the form attached hereto as Exhibit A and the 2054 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference.  The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(f)
The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof.

(g)
The Notes will not have the benefit of any sinking fund.

(h)
Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(i)
The Notes will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(j)
The Notes are not convertible into shares of common stock or other securities of the Company.

(k)
The restrictive covenants set forth in Section 1.4, Section 1.5 and 1.6 hereof shall be applicable to the Notes.

Section 1.2
Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Aggregate Lien Amount” means as of the date of determination, the lesser of (a) the then outstanding aggregate principal amount of the Company and the Company’s Domestic Restricted Subsidiaries’ Indebtedness incurred after the Issue Date and secured by Liens not permitted under the first paragraph under Section 1.5 and (b) the fair market value of the assets subject to the Liens referred to in clause (a), as determined in good faith by a Financial Officer of us.

“Board of Directors” means the Company’s Board of Directors or any committee thereof duly authorized to act on behalf of its Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1)
The Company become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Company’s Voting Stock; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of another Person, and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(2)
The Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries’ taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of the Company’s Debt Ratings within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Debt Rating of the Company (for reasons outside the Company’s control) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) to a level that is lower than an Investment Grade Rating by each of such rating agencies.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Content” means rights to audio/visual content, and any rights in assets related to the acquisition, development, production or licensing of such content, and the products and proceeds thereof.

“Content Acquisition Transaction” means any purchase (which includes the development, production, licensing of Content or other arrangement for the acquisition of Content, including through the acquisition of one or more entities whose primary assets are Content) of any Content by the Company or any of its subsidiaries.

“Content Disposition Transaction” means any disposition (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of any Content or any rights or assets related thereto, including any transaction (including a borrowing) for purposes of monetizing receivables or other rights to payment arising from any such disposition.

“Content Project Subsidiary” means a Subsidiary formed for the purpose of purchasing (which includes the development, production or licensing of Content or other arrangement for the acquisition of Content, including through the acquisition of one or more entities whose primary assets are Content) or disposing (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of Content, provided that the assets of such Subsidiary are limited to (A) Content with respect to Related Projects, (B) assets and rights arising from any disposition (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of any such Content, (C) cash and cash equivalents, (D) equity of a Subsidiary that is a Content Project Subsidiary with respect to a Related Project, and (E) other assets and rights related to or reasonably necessary or useful for the purpose of engaging in any such acquisition or disposition of such Content.

“Debt Rating” means, as of the date of determination, the rating as determined by either S&P or Moody’s of the Company’s non-credit enhanced, senior unsecured long-term debt.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Subsidiary that is owned (directly or indirectly) by a Foreign Subsidiary of such Person.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“Existing Senior Notes” means the Company’s 5.875% Senior Notes due 2025, 3.000% Senior Notes due 2025, 3.625% Senior Notes due 2025, 4.375% Senior Notes due 2026, 3.625% Senior Notes due 2027, 4.875% Senior Notes due 2028, 5.875% Senior Notes due 2028, 4.625% Senior Notes due 2029, 6.375% Senior Notes due 2029, 3.875% Senior Notes due 2029, 5.375% Senior Notes due 2029, 3.625% Senior Notes due 2030 and 4.875% Senior Notes due 2030.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.

“Financial Officer” means any of the chief financial officer, principal accounting officer, vice president of finance, treasurer or corporate controller or most senior financial officer of us.

“Foreign Subsidiary” means with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the indenture shall utilize GAAP as in effect on the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  For the avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase of assets, securities, services or rights (including, without limitation, a Content Acquisition Transaction) that is entered into in connection with the Company’s business or any Subsidiary of it (including any consent or acknowledgement of assignment, including any assignment of payment obligations and related obligations, and related waivers) shall not constitute a Guarantee, provided payment obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights (including Content) and other ancillary payment obligations customary in such transactions.  The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any specified Person means any obligation for borrowed money.  For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise.

“Interest Payment Date” means February 15 and August 15.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Issue Date” means the date of original issuance of the notes under this Indenture.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Measurement Period” means, at any date of determination, the Company’s most recently completed four fiscal quarters for which financial statements have been or are required to be filed with the SEC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Supplemental Indenture.

“Par Call Date” means (i) with respect to the 2034 Notes, May 15, 2034 (three months prior to the maturity date of the 2034 Notes), and (ii) with respect to the 2054 Notes, February 15, 2054 (six months prior to the maturity date of the 2054 Notes).

“Permitted Liens” means:

(1)
Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction (which term includes, for avoidance of doubt, development, creation and production) of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)
(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction (which term includes, for avoidance of doubt, development, creation and production) costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Domestic Restricted Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(3)
Liens in favor of the Company or a Domestic Restricted Subsidiary;

(4)
Liens on any Principal Property in favor of the United States of America or any state thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(5)
Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(6)
Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(7)
Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(8)
licenses and sublicenses of intellectual property of the Company and its Domestic Restricted Subsidiaries and leases and subleases of property granted to others not in any way interfering in any material respect with the business of the Company and its Subsidiaries;

(9)
Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(10)
Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any Domestic Restricted Subsidiaries or in any Domestic Restricted Subsidiary that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Domestic Restricted Subsidiary;

(11)
Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(12)
Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and the Indenture or any other Indebtedness, including the Existing Senior Notes and Revolving Credit Agreement;

(13)
Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(14)
easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(15)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;

(16)
Liens on (a) assets of a Content Project Subsidiary in connection with (x) Content Acquisition Transactions by such Subsidiary and other Content Acquisition Transactions with respect to Related Projects by one or more Content Project Subsidiaries, and (y) Content Disposition Transactions by such Subsidiary or other Content Disposition Transactions with respect to Related Projects by one or more Content Project Subsidiaries, and (b) assets in connection with such transactions, provided, in the case of the Company only, such Liens attach solely to the Content acquired in such transaction, the rights arising as a result of the disposition of such Content or rights therein (including receivables and other rights to payment arising from such transaction), other assets related to such Content or such rights and, in each case, the products and proceeds thereof; or

(17)
any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the preceding bullet points, inclusive.

For the avoidance of doubt, the inclusion of specific Liens in the definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the Capital Stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the Company’s intention or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the Company’s Debt Rating, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Related Projects” means (i) a specified project or a series of projects (e.g., a television series and subsequent seasons of such series), (ii) a project and any derivative works related to such project, and (iii) a group of projects pursuant to a commercial agreement or other arrangement (including a development, production or licensing agreement or arrangement) that provides for or includes such group of projects (e.g., a “slate”).

“Revolving Credit Agreement” means that certain Senior Unsecured Revolving Credit Agreement, dated as of April 12, 2024, by and among the Company, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person.  Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of us.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) and any successor to its rating agency business.

“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date.

If on the third business day preceding the Optional Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable.  If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date.  If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.3
Optional Redemption.

(a)
The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b)
Prior to the applicable Par Call Date, the Notes shall be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Optional Redemption Date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points in the case of the 2034 Notes or (ii) 15 basis points in the case of the 2054 Notes, less (b) interest accrued to the Optional Redemption Date, and

(2)
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Optional Redemption Date.

(c)
On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Optional Redemption Date.

(d)
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no obligation to determine or verify any determination of the redemption price.

(e)
Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Optional Redemption Date to each holder of Notes to be redeemed.

(f)
In the case of a partial redemption, selection of the Notes for redemption shall be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair; provided that in the case of Global Securities, the selection of notes for redemption shall be made in accordance with the Depository’s applicable procedures.  No Notes of a principal amount of $2,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount of the Note to be redeemed.  A new Note in a principal amount equal to the unredeemed portion of the Note shall be issued in the name of the holder of the Note upon surrender for cancellation of the original note.  For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Section 1.4
Change of Control.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a)          Change of Control Triggering Event.

(1)
If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company shall have exercised its option to redeem the Notes in full, as set forth in Section 1.3 of this Supplemental Indenture, or the Company shall have defeased the Notes or have satisfied and discharged the Notes, as set forth in Article VIII of the Base Indenture, the Company shall make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase any and all of such holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company shall give written notice to the Trustee and holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice.

(2)
Notwithstanding the foregoing, installments of interest on the applicable series of Notes whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the holders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(3)
On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)
accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)
deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating (1) the aggregate principal amount of Notes or portions of Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

(4)
The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

Section 1.5
Limitation on Liens.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a)
The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)
Liens existing as of the Issue Date;

(2)
Liens granted after the Issue Date created in favor of the holders of such Notes;

(3)
Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of one of the Company’s Financial Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(4)
Permitted Liens.

Notwithstanding the foregoing, the Company or any Domestic Restricted Subsidiary may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, the Aggregate Lien Amount does not exceed an amount equal to the greater of (a) $7.0 billion, and (b) 15.0% of the Company’s Consolidated Total Assets for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien.  The Company or any Domestic Restricted Subsidiary also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 1.6
Consolidation, Merger and Sale of Assets.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a)
The Company will not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all of its and its Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

(1)
either (a) the Company is the Person formed by or surviving any such consolidation or merger (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (b) the Person (if other than us) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of its or its Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

(2)
if the Company is not the continuing Person, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and the Indenture pursuant to a supplemental indenture;

(3)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4)
If the Company is not the continuing Person, the Company or the Successor Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, stating that such consolidation, merger, conveyance, sale, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 1.6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Company shall succeed to, and be substituted for the Company, and may exercise every right and power of the Company’s under the Indenture with the same effect as if such Successor Company had been named as the Company therein; and when a Successor Company duly assumes all of the Company’s obligations and covenants pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Section 1.7
Events of Default.

(a)
With respect to the Notes, in lieu of the defined term in the Base Indenture, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)
default in the payment of the principal or any premium on any Note when due (whether at maturity, upon acceleration, redemption or otherwise);

(2)
default for 30 days in the payment of interest on any Note when due;

(3)
failure by the Company to observe or perform any term of the Indenture (other than those referred to in (1) or (2) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in breach.  The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Notes of the affected series;

(4)
the entry by a court having competent jurisdiction of:

(A)
an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B)
a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(5)
the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE II

MISCELLANEOUS

Section 2.1
Definitions.

Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2
Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3
Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, immunities and indemnities which it possesses under the Indenture.  The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.4
Governing Law.

This Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5
Separability.

In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6
Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 2.7
No Benefit.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

NETFLIX, INC.
By:	/s/ Jeffrey Karbowski
Name: Jeffrey Karbowski
Title: Chief Accounting Officer

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
By:	/s/ Eric Schlemmer
Name: Eric Schlemmer
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF 4.90% SENIOR NOTES DUE 2034

[Insert the Global Security legend, if applicable]

4.90% SENIOR NOTES DUE 2034

No. [ ] CUSIP No. 64110LAZ9	$[ ]

NETFLIX, INC.

promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars (as may be adjusted by the increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on August 15, 2034.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions.  Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.  The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.

Date:

NETFLIX, INC.
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.90% Senior Notes due 2034 issued by Netflix, Inc. of the series designated therein referred to in the within- mentioned Indenture.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
By:
Authorized Signatory

Netflix, Inc.

4.90% Senior Notes due 2034

This security is one of a duly authorized series of debt securities of Netflix, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of July 29, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Computershare Trust Company, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 1, 2024 (the “Supplemental Indenture”), by and between the Company and the Trustee.  The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, immunities and indemnities of the Trustee, the Company and the holders of the Securities (the “Securityholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1.
Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 4.90%.  The Company will pay interest semi-annually on February 15 and August 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be February 15, 2025.  Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.
Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment.  In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.
Paying Agent and Security Registrar.  Initially, the Trustee will act as paying agent and security registrar.  The Company may change or appoint any paying agent or security registrar without notice to any Securityholder.  The Company or any of their subsidiaries may act in any such capacity.

4.
Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms.  The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “4.90% Senior Notes due 2034”, initially limited to $1,000,000,000 in aggregate principal amount.  The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.  Requests may be made to: Netflix, Inc. 121 Albright Way, Los Gatos, California, 95032.  In the event of any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

5.
Redemption.  The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.
Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security in full or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase.  Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(a)(1) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.
Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose.  No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges.  If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.
Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.

9.
Repayment to the Company.  Subject to applicable escheatment laws, any funds or governmental obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust.  After return to the Company, holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.
Amendments, Supplements and Waivers.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.
Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Supplemental Indenture occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it.  Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the outstanding Securities of such series issued pursuant to the Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

12.
Trustee, Paying Agent and Security Registrar May Hold Securities.  The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or security registrar.

13.
No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.
Discharge of Indenture.  The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.
Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16.
Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.
Governing Law.  The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(a) of the Supplemental Indenture, check the box:

☐
1.4(a) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(a) of the Supplemental Indenture, state the amount: $            .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

FORM OF 5.40% SENIOR NOTES DUE 2054

[Insert the Global Security legend, if applicable]

5.40% SENIOR NOTES DUE 2054

No. [ ] CUSIP No. 64110LBA3	$[ ]

NETFLIX, INC.

promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars (as may be adjusted by the increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on August 15, 2054.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions.  Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.  The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.3 of the Base Indenture.

Date:

NETFLIX, INC.
By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 5.40% Senior Notes due 2054 issued by Netflix, Inc. of the series designated therein referred to in the within- mentioned Indenture.

Date:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
By:
Authorized Signatory

Netflix, Inc.

5.40% Senior Notes due 2054

This security is one of a duly authorized series of debt securities of Netflix, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of July 29, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Computershare Trust Company, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 1, 2024 (the “Supplemental Indenture”), by and between the Company and the Trustee.  The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, immunities and indemnities of the Trustee, the Company and the holders of the Securities (the “Securityholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1.
Interest.  The Company promises to pay interest on the principal amount of this Security at an annual rate of 5.40%.  The Company will pay interest semi-annually on February 15 and August 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day.  Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be February 15, 2025.  Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.
Method of Payment.  The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment.  In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.
Paying Agent and Security Registrar.  Initially, the Trustee will act as paying agent and security registrar.  The Company may change or appoint any paying agent or security registrar without notice to any Securityholder.  The Company or any of their subsidiaries may act in any such capacity.

4.
Indenture.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms.  The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “5.40% Senior Notes due 2054”, initially limited to $800,000,000 in aggregate principal amount.  The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.  Requests may be made to: Netflix, Inc. 121 Albright Way, Los Gatos, California, 95032.  In the event of any conflict between the terms of the Indenture and this Note, the terms of the Indenture shall govern.

5.
Redemption.  The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.
Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem this Security in full or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase.  Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(a)(1) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.
Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose.  No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges.  If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.
Persons Deemed Owners.  The registered Securityholder may be treated as its owner for all purposes.

9.
Repayment to the Company.  Subject to applicable escheatment laws, any funds or governmental obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust.  After return to the Company, holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.
Amendments, Supplements and Waivers.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.
Defaults and Remedies.  If an Event of Default with respect to the securities of a series issued pursuant to the Supplemental Indenture occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it.  Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the outstanding Securities of such series issued pursuant to the Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

12.
Trustee, Paying Agent and Security Registrar May Hold Securities.  The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or security registrar.

13.
No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.
Discharge of Indenture.  The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.
Authentication.  This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16.
Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.
Governing Law.  The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(a) of the Supplemental Indenture, check the box:

☐
1.4(a) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(a) of the Supplemental Indenture, state the amount: $ ____.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian